Exhibit 99.1

EBIX ANNOUNCES RECORD RESULTS WITH 48 CENTS DILUTED EPS

Revenue Rises Fifteen Percent to $7.0 Million in Q2 of 2006

ATLANTA, GA — August 14, 2006 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported record financial results for the second quarter of 2006. The results marked the highest EPS in any one quarter that the company has reported in its thirty year history.

The company reported total revenue of $7.03 million for the quarter, compared to $6.13 million for the second quarter of 2006, marking a fifteen percent increase in revenues.  These results include two months of revenue from Ebix’s recent acquisition of Infinity Consulting.

Net income after taxes for the quarter rose thirty eight percent to $1.50 million, or $0.48 per diluted share, up from $1.08 million, or $0.35 per diluted share, in the second quarter of 2005—an earnings per share growth of thirty seven percent. Results for the second quarter of 2006 were based on 3.14 million weighted average diluted shares outstanding, as compared to 3.06 million in the second quarter of 2005. Basic earnings per share in the second quarter of 2006 were $0.54 as compared to $0.39 in the second quarter of 2005.

The company’s operating expenses for the quarter grew by twelve percent to $5.52 million as compared to $4.94 million for the second quarter of 2005. The company attributed the increase primarily to the recent acquisition of Infinity consulting in the beginning of May 2006.

The company also reported that its cumulative net income at the end of six months of 2006 grew by 22 percent to $ 2.63 million as compared to cumulative net income of $ 2.15 million at the end of six months of 2005. The six month cumulative diluted EPS for 2006 also grew by twenty two percent to $0.84 as compared to cumulative diluted EPS of $0.69 at the end of six months of 2005.

Robin Raina, president and CEO, Ebix said, “These are record results for the company and we are quite pleased with them. Over the last five years Ebix has continually evolved — moving successfully first from a survival phase to a consolidation phase, and since last year, we have worked tirelessly to reach the high growth phase. With that goal in mind, we remain focused on increasing revenue along with net income proportionately.”

Raina added: “In the last quarter, Ebix successfully completed the acquisition of Infinity consulting, an insurance software services vendor, without any external cash resources. In the coming days, we intend to make additional acquisitions in the insurance market place, with the objective of becoming a dominant back-end software player in the insurance industry.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in United Kingdom, Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s Web site at www.ebix.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, Ebix’s dependence on a few customers(including one that is Ebix’s largest stockholder), Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s quarterly report on Form 10-Q for the quarter ended September 30, 2004. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

CONTACT:

Robin Raina, President/CEO	Tony Sapienza/ Amy Krigman
Ebix, Inc.	Topaz Partners
678 -281-2020	781-404-2437
tsapienza@topazpartners.com or
akrigman@topazpartners.com

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Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except for share amounts)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,432	$6,733
Accounts receivable, less allowance of $19 and $11, respectively	5,071	3,502
Other current assets	479	444
Total current assets	9,982	10,679
Property and equipment, net	1,676	1,488
Goodwill	12,859	12,204
Intangibles assets, net	5,196	3,293
Other assets	285	317
Total assets	$29,998	$27,981

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,836	$1,962
Accrued payroll and related benefits	1,180	1,450
Current portion of long term debt	978	969
Current portion of capital lease obligation	3	—
Current Deferred Rent	44	—
Deferred revenue	2,920	2,794
Total current liabilities	6,961	7,175
Long term debt, less current portion	1,374	1,844
Long term debt capital lease obligation, less current portion	11	—
Long term deferred rent	243	—
Redeemable Common Stock	—	1,461

Stockholders' equity:

Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized, 2,764,828 issued and 2,763,726 outstanding at June 30, 2006 and 2,740,516 issued and outstanding at December 31, 2005	276	274
Additional paid-in capital	94,175	92,539
Treasury stock (1,102 shares repurchased as of June, 30, 2006)	(20)	—
Accumulated deficit	(73,056)	(75,689)
Accumulated other comprehensive income	34	377
Total stockholders' equity	21,409	17,501
Total liabilities and stockholders' equity	$29,998	$27,981

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Software	$428	$408	$925	$610
Services and other (Including revenues from related parties of $702, $879, $1,415 and $1,757 respectively)	6,601	5,726	11,754	11,428
Total revenue	7,029	6,134	12,679	12,038

Operating expenses:
Services and other costs	1,359	1,503	2,690	2,909
Product development	1,099	773	1,968	1,567
Sales and marketing	650	522	1,240	1,000
General and administrative	1,997	1,826	3,361	3,515
Amortization and depreciation	417	319	731	648
Total operating expenses	5,522	4,943	9,990	9,639
Operating income	1,507	1,191	2,689	2,399

Interest income	59	83	138	165
Interest expense	(55)	(113)	(87)	(215)
Foreign exchange gain	46	84	88	75

Income before income taxes	1,557	1,245	2,828	2,424
Income tax expense	(59)	(161)	(195)	(272)

Net income	$1,498	$1,084	$2,633	$2,152

Basic earnings per common share	$0.54	$0.39	$0.96	$0.76
Diluted earnings per common share	$0.48	$0.35	$0.84	$0.69

Basic weighted average shares outstanding	2,759	2,778	2,754	2,845

Diluted weighted average shares outstanding	3,136	3,057	3,136	3,141

Ebix, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$2,633	$2,152
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	731	648
Stock-based compensation	43	(17)
Restricted stock compensation	90	48
Provision for doubtful accounts	8	4
Changes in assets and liabilities:
Accounts receivable	(1,577)	(431)
Other assets	(3)	(7)
Accounts payable and accrued expenses	(126)	154
Accrued payroll and related benefits	(270)	(307)
Deferred revenue	35	403
Net cash provided by operating activities	1,564	2,647
Cash flows from investing activities:
Investment in Infinity	(3,001)	—
Deferred rent	(341)	—
Capital expenditures	(326)	(330)
Net cash used in investing activities	(3,668)	(330)
Cash flows from financing activities:
Proceeds from the exercise of stock options	123	57
Payments on the line of credit	—	(91)
Repurchase of stock guarantee	—	(2,700)
Repurchase of common stock	(20)	—
Capital leases	14	—
Principal payments under debt obligations	(461)	(500)
Net cash used in financing activities	(344)	(3,234)
Effect of foreign exchange rates on cash	147	(11)
Net change in cash and cash equivalents	(2,301)	(928)
Cash and cash equivalents at the beginning of the period	6,733	5,843
Cash and cash equivalents at the end of the period	$4,432	$4,915

Supplemental disclosures of cash flow information:
Interest paid	$—	$99
Income taxes paid	$228	$183

Supplemental schedule of noncash investing activities: